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                                                                 EXHIBIT 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 25 to the Registration Statement (the "Registration Statement") of MFS Series Trust XI (the "Trust") (File Nos. 33-68310 and 811-7992), of my opinion dated January 23, 2006, appearing in Post-Effective Amendment No. 24 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on January 27, 2006.

                                        CHRISTOPHER R. BOHANE
                                        ----------------------------------------
                                        Christopher R. Bohane
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
November 24, 2006